Exhibit 7.03

CONFIDENTIAL

SHARE EXCHANGE AGREEMENT

by and among

XIN ZHOU,

E-HOUSE (CHINA) HOLDINGS LIMITED,

CHINA REAL ESTATE INFORMATION CORPORATION

NEIL NANPENG SHEN,

and

SMART MASTER INTERNATIONAL LIMITED

Dated as of March 16, 2018

i

ii

This SHARE EXCHANGE AGREEMENT, dated as of March 16, 2018 (this “Agreement”), is by and among Mr. Xin Zhou (“Mr. Zhou”), E-House (China) Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“E-House China”), China Real Estate Information Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“CRIC’, and, together with Mr. Zhou and E-House China, the “Zhou Parties”), Mr. Neil Nanpeng Shen (“Mr. Shen”) and Smart Master International Limited, a company incorporated under the laws of the British Virgin Islands (“Smart Master”, and, together with Mr. Shen, the “Shen Parties”). Mr. Zhou, E-House China, CRIC, Mr. Shen and Smart Master are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Mr. Shen directly holds 6,240,358 shares (“Parent Shares”), par value $0.0001 per share, of E-House Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“E-House Parent”);

WHEREAS, E-House China is (i) a record holder of ordinary shares (“Leju Shares”), par value $0.001 per share, of Leju Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Leju”) whose American depositary shares are listed on the New York Stock Exchange (the “NYSE”) and (ii) a record holder of ordinary shares (“Jupai Shares”), par value $0.0005 per share, of Jupai Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Jupai”) whose American depositary shares are listed on the NYSE;

WHEREAS, CRIC is a record holder of ordinary shares (“Enterprise Shares”), par value $0.00001 per share, of E-House (China) Enterprise Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“E-House Enterprise”); and

WHEREAS, Mr. Shen desires to sell all 6,240,358 Parent Shares he holds to Mr. Zhou, and, in consideration therefor, E-House China desires to sell 5,304,370 Leju Shares and 4,867,730 Jupai Shares to Smart Master, and CRIC desires to sell 22,892,000 Enterprise Shares to Smart Master, together in exchange for the Parent Shares, and on the terms and subject to the conditions set forth herein (such exchange, the “Share Exchange”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Defined Terms.  For the purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, and individually or together with any other Person, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the PRC, the Hong Kong Special Administrative Region, the Cayman Islands or New York.

“Claim Notice” shall have the meaning ascribed to this term in Section 6.2(a).

“Closing” shall have the meaning ascribed to this term in Section 2.2.

“Closing Date” shall have the meaning ascribed to this term in Section 2.2.

“CRIC” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Dispute” shall have the meaning ascribed to this term in Section 7.10(b).

“E-House China” shall have the meaning ascribed to this term in the preamble to this Agreement.

“E-House Enterprise” shall have the meaning ascribed to this term in the recitals to this Agreement.

“E-House Parent” shall have the meaning ascribed to this term in the recitals to this Agreement.

“Encumbrance” means with respect to any asset (including any security) any security interest, pledge, hypothecation, mortgage, lien, license, claim, charge, title retention, easement, right to acquire, option, levy, proxy, right of first refusal, and any other encumbrance or condition, whatsoever.

“Enterprise Shares” shall have the meaning ascribed to this term in the recitals to this Agreement.

“Enterprise Exchange Shares” shall mean the Enterprise Shares to be sold to Smart Master by CRIC pursuant to Section 2.1, as adjusted for any share split or similar change that may occur between the date of this Agreement and the Closing.

“Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“HKIAC” shall have the meaning ascribed to this term in Section 7.10(b)(i).

“HKIAC Rules” shall have the meaning ascribed to this term in Section 7.10(b)(i).

“Indemnified Party” shall have the meaning ascribed to this term in Section 6.1.

“Indemnifying Party” shall have the meaning ascribed to this term in Section 6.1.

“Indemnity Notice” shall have the meaning ascribed to this term in Section 6.3.

“Jupai” shall have the meaning ascribed to this term in the recitals to this Agreement.

“Jupai Exchange Shares” shall mean the Jupai Shares to be sold to Smart Master by E-House China pursuant to Section 2.1, as adjusted for any share split or similar change that may occur between the date of this Agreement and the Closing.

“Jupai Shares” shall have the meaning ascribed to this term in the recitals to this Agreement.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Leju” shall have the meaning ascribed to this term in the recitals to this Agreement.

“Leju Shares” shall have the meaning ascribed to this term in the recitals to this Agreement.

“Leju Exchange Shares” shall mean the Leju Shares to be sold to Smart Master by E-House China pursuant to Section 2.1, as adjusted for any share split or similar change that may occur between the date of this Agreement and the Closing.

“Long Stop Date” shall have the meaning ascribed to this term in Section 7.1.

“Losses” shall have the meaning ascribed to this term in Section 6.1.

“Mr. Shen” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Mr. Zhou” shall have the meaning ascribed to this term in the preamble to this Agreement.

“NYSE” shall have the meaning ascribed to this term in the recitals to this Agreement.

“Organizational Documents” means, with respect to an entity, its certificate of incorporation, articles of incorporation, by-laws, articles of association, memorandum of association, certificate of trust, trust agreement, partnership agreement, limited partnership agreement, certificate of formation, limited liability company agreement or operating agreement, as applicable.

“Parent Shares” shall have the meaning ascribed to this term in the recitals to this Agreement.

“Parent Exchange Shares” shall mean the Parent Shares to be sold to Mr. Zhou by Mr. Shen pursuant to Section 2.1, as adjusted for any share split or similar change that may occur between the date of this Agreement and the Closing.

“Party” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“PRC” means the People’s Republic of China, but solely for purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Providing Party” shall have the meaning ascribed to this term in Section 5.1.

“Receiving Party” shall have the meaning ascribed to this term in Section 5.1.

“Representatives” shall have the meaning ascribed to this term in Section 5.1.

“Securities Act” means Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Exchange” shall have the meaning ascribed to this term in the recitals to this Agreement.

“Shen Parties” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Smart Master” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Third Party Claim” shall have the meaning ascribed to this term in Section 6.2(a).

“Transaction Documents” shall have the meaning ascribed to this term in Section 3.1.

“Transfer” means, (i) when used as a verb, to sell, assign, dispose of, transfer, exchange, pledge, encumber, hypothecate or otherwise transfer securities, assets or other property or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction, merger, recapitalization, scheme of arrangement, amalgamation or other transaction or by operation of law), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such securities, assets or other property or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Zhou Parties” shall have the meaning ascribed to this term in the preamble to this Agreement.

Section 1.2            Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)           When a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement.

(b)           The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(c)           Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(d)           The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)           All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(f)            The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(g)           References to a Person are also to its permitted successors and assigns.

(h)           The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(i)            All references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

(j)            The Parties have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II

EXCHANGE

Section 2.1            Share Exchange. Upon the terms and subject to the conditions of this Agreement, at the Closing, Mr. Shen shall sell Mr. Zhou 6,240,358 Parent Shares, free and clear of all Encumbrances and with all rights attaching on and from the Closing, and in exchange therefor, E-House China shall sell Smart Master 5,304,370 Leju Shares and 4,867,730 Jupai Shares and CRIC shall sell Smart Master 22,892,000 Enterprise Shares, free and clear of all Encumbrances and with all rights attaching on and from the Closing.

Section 2.2            Closing.

(a)           The obligation of each of the Zhou Parties to consummate the Closing is subject to the satisfaction or waiver by Mr. Zhou at or prior to the Closing Date of the following conditions: (i) the representations and warranties of the Shen Parties set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on or as of such date, except to the extent any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date, (ii) Mr. Zhou has received all closing deliveries from the Shen Parties under Section 2.4, and (iii) each of the Shen Parties has performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(b)           The obligation of each of the Shen Parties to consummate the Closing is subject to the satisfaction or waiver by Mr. Shen at or prior to the Closing Date of the following conditions: (i) the representations and warranties of the Zhou Parties set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on or as of such date, except to the extent any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date, (ii) Mr. Shen has received all closing deliveries from the Zhou Parties under Section 2.3, and (iii) each of the Zhou Parties has performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)           Subject to the satisfaction or waiver of the closing conditions set forth in this Section 2.2, the consummation of the Share Exchange (the “Closing”) shall take place electronically on March 30, 2018 or at such other date and time as the Parties may mutually agree upon in writing (the “Closing Date”). The Closing may be accomplished by facsimile or email (in PDF format) transmission to the Parties of the requisite documents, duly executed where required, delivered upon actual confirmed receipt. The Parties acknowledge and agree that all transactions occurring at the Closing shall be deemed to be taken, and all documents to be executed and delivered by all Parties at the Closing shall be deemed to have been executed and delivered, simultaneously on the Closing Date, and no proceedings shall be deemed taken nor any document executed or delivered until all have been taken, executed and delivered.

Section 2.3            Closing Deliveries by the Zhou Parties. On the Closing Date, the Zhou Parties shall deliver or cause to be delivered to Mr. Shen:

(a)           a copy of the duly issued share certificate in the name of Smart Master representing the Leju Exchange Shares being sold by E-House China, with the original certificate to follow as soon as practicable after the Closing, and in no event later than five (5) Business Days;

(b)           a certified true copy of the extract of the register of members of Leju as of the Closing Date reflecting Smart Master’s ownership of the Leju Exchange Shares being sold by E-House China to Smart Master and duly certified by the registered office provider of Leju, with the original certified true copy to follow as soon as practicable after the Closing, and in no event later than five (5) Business Days;

(c)           a copy of the duly issued share certificate in the name of Smart Master representing the Jupai Exchange Shares being sold by E-House China, with the original certificate to follow as soon as practicable after the Closing, and in no event later than five (5) Business Days;

(d)           a certified true copy of the extract of the register of members of Jupai as of the Closing Date reflecting Smart Master’s ownership of the Jupai Exchange Shares being sold by E-House China to Smart Master and duly certified by the registered office provider of Jupai, with the original certified true copy to follow as soon as practicable after the Closing, and in no event later than five (5) Business Days;

(e)           a copy of the duly issued share certificate in the name of Smart Master representing the Enterprise Exchange Shares being sold by CRIC, with the original certificate to follow as soon as practicable after the Closing, and in no event later than five (5) Business Days; and

(f)            a certified true copy of the extract of the register of members of E-House Enterprise as of the Closing Date reflecting Smart Master’s ownership of the Enterprise Exchange Shares being sold by CRIC to Smart Master and duly certified by the registered office provider of E-House Enterprise, with the original certified true copy to follow as soon as practicable after the Closing, and in no event later than five (5) Business Days.

Section 2.4            Closing Deliveries by the Shen Parties. On the Closing Date, the Shen Parties shall deliver or cause to be delivered to Mr. Zhou:

(a)           a certified true copy of the extract of the register of members of E-House Parent as of the Closing Date reflecting Mr. Zhou’s ownership of the Parent Exchange Shares being sold by Mr. Shen to Mr. Zhou, with the original certified true copy to follow as soon as practicable after the Closing, and in no event later than five (5) Business Days;

(b)           a letter duly signed by Mr. Shen resigning from the board of directors of E-House Parent; and

(c)           a copy of the resolutions duly and validly adopted by the board of directors of E-House Parent (as signed by all the directors of E-House Parent, including Mr. Shen) evidencing the board’s acknowledgement and confirmation of Mr. Shen’s resignation from the board of directors of E-House Parent

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE ZHOU PARTIES

Each of the Zhou Parties hereby represents and warrants to the Shen Parties, as of the date hereof and as of the Closing Date (unless any representations and warranties expressly relate to another date, in which case as of such other date), as follows:

Section 3.1            Authority. Each of the Zhou Parties has full power and authority to enter into, execute and deliver this Agreement and any of the agreement, certificate, document and instrument otherwise required in connection with implementing the transactions and actions contemplated in this Agreement (together, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder. The execution and delivery by each of the Zhou Parties of this Agreement and the other Transaction Documents and the performance by them of their respective obligations hereunder and thereunder have all been duly authorized by all requisite actions on the part of their part.

Section 3.2            Valid Agreement. This Agreement has been and, upon its execution each of the other Transaction Documents shall have been, duly executed and delivered by the Zhou Parties, and each of the Agreement and the other Transaction Documents, upon execution, constitutes the legal, valid and binding obligation of the Zhou Parties, enforceable against them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.3            Ownership of the Leju Exchange Shares. E-House China is as of the date hereof and will be at the Closing the sole legal and beneficial owner of the Leju Exchange Shares. The Leju Exchange Shares are free and clear from any and all Encumbrance and restrictions on transfer (except for any restrictions on transfer under applicable securities Laws). The sale and delivery of the Leju Exchange Shares to Smart Master pursuant to the terms hereof will vest in Smart Master legal and valid title to the Leju Exchange Shares free and clear from all Encumbrance.

Section 3.4            Ownership of the Jupai Exchange Shares. E-House China is as of the date hereof and will be at the Closing the sole legal and beneficial owner of the Jupai Exchange Shares. The Jupai Exchange Shares are free and clear from any and all Encumbrance and restrictions on transfer (except for any restrictions on transfer under applicable securities Laws). The sale and delivery of the Jupai Exchange Shares to Smart Master pursuant to the terms hereof will vest in Smart Master legal and valid title to the Jupai Exchange Shares free and clear from all Encumbrance.

Section 3.5            Ownership of the Enterprise Exchange Shares. CRIC is as of the date hereof and will be at the Closing the sole legal and beneficial owner of the Enterprise Exchange Shares. The Enterprise Exchange Shares are free and clear from any and all Encumbrances and restrictions on transfer (except for any restrictions on transfer under applicable securities Laws). The sale and delivery of the Enterprise Exchange Shares to Smart Master pursuant to the terms hereof will vest in Smart Master legal and valid title to the Enterprise Exchange Shares free and clear from all Encumbrances.

Section 3.6            Noncontravention. Neither the execution and the delivery of this Agreement or any other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the Organizational Documents of E-House China or CRIC, as applicable, or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which any of the Zhou Parties is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which any of the Zhou Parties is a party or by which any of the Zhou Parties is bound or to which any of the Zhou Parties’ assets are subject. There is no action, suit or proceeding, pending or threatened against any of the Zhou Parties that questions the validity of the Transaction Documents or the right of any of the Zhou Parties to enter into this Agreement and the other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

Section 3.7            Consents and Approvals. Neither the execution and delivery by the Zhou Parties of this Agreement and the other Transaction Documents, nor the consummation by the Zhou Parties of any of the transactions contemplated hereby or thereby, nor the performance by the Zhou Parties of any of this Agreement or the Transaction Documents in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHEN PARTIES

Each of the Shen Parties hereby represents and warrants to the Zhou Parties, as of the date hereof and as of the Closing Date (unless any representations and warranties expressly relate to another date, in which case as of such other date), as follows:

Section 4.1            Authority. Each of the Shen Parties has full power and authority to enter into, execute and deliver this Agreement and any of the Transaction Documents and to perform their respective obligations hereunder and thereunder. The execution and delivery by each of the Shen Parties of this Agreement and the other Transaction Documents and the performance by them of their respective obligations hereunder and thereunder have all been duly authorized by all requisite actions on their part.

Section 4.2            Valid Agreement. This Agreement has been and, upon its execution each of the other Transaction Documents shall have been, duly executed and delivered by the Shen Parties, and each of the Agreement and the other Transaction Documents, upon execution, constitutes the legal, valid and binding obligation of the Shen Parties, enforceable against them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.3            Ownership of the Parent Exchange Shares. Mr. Shen is as of the date hereof and will be at the Closing the sole legal and beneficial owner of the Parent Exchange Shares. The Parent Exchange Shares are free and clear from any and all Encumbrances and restrictions on transfer (except for any restrictions on transfer under applicable securities Laws). The sale and delivery of the Parent Exchange Shares to Mr. Zhou pursuant to the terms hereof will vest in Mr. Zhou legal and valid title to the Parent Exchange Shares free and clear from all Encumbrances.

Section 4.4            Noncontravention. Neither the execution and the delivery of this Agreement or any other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the Organizational Documents of Smart Master or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which any of the Shen Parties is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which any of the Shen Parties is a party or by which any of the Shen Parties is bound or to which any of the Shen Parties’ assets are subject. There is no action, suit or proceeding, pending or threatened against any of the Shen Parties that questions the validity of the Transaction Documents or the right of any of the Shen Parties to enter into this Agreement and the other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

Section 4.5            Consents and Approvals. Neither the execution and delivery by the Shen Parties of this Agreement and the other Transaction Documents, nor the consummation by the Shen Parties of any of the transactions contemplated hereby or thereby, nor the performance by the Shen Parties of any of this Agreement or the Transaction Documents in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

Section 4.6            Purchase for Own Account; Economic Risk. Smart Master is acquiring the Leju Exchange Shares, Jupai Exchange Shares and Enterprise Exchange Shares for investment for its own account and not with a view to the distribution thereof in violation of the Securities Act.  Smart Master acknowledges that it (a) can bear the economic risk of its investment in the Leju Exchange Shares, Jupai Exchange Shares and Enterprise Exchange Shares, (b) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Leju Exchange Shares, Jupai Exchange Shares and Enterprise Exchange Shares and (c) has independently and without reliance upon the Zhou Parties, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement and complete the transactions contemplated hereunder.

Section 4.7            Private Transfer.  Smart Master understands that (a) the Leju Exchange Shares, Jupai Exchange Shares and Enterprise Exchange Shares have not been registered under the Securities Act or any state securities Laws or any securities Laws of other jurisdictions and (b) the Leju Exchange Shares, Jupai Exchange Shares and Enterprise Exchange Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws and applicable securities Laws of other jurisdictions or is exempt from registration thereunder.  Smart Master represents that either: (i) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) or (ii) it is not a U.S. Person and is located outside of the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1            Confidentiality. Subject to disclosures permitted by Section 7.3, each of the Parties acknowledges that the information being provided to such Party (the “Receiving Party”) in connection with the transactions contemplated by this Agreement may be material non-public information and hereby covenants and agrees to keep, and cause its Affiliates and its and its Affiliates’ directors, officers, employees, accountants, agents, counsel and other representatives (collectively, “Representatives”) to keep, confidential any information identified by the Party providing information hereunder (the “Providing Party”) as confidential, unless (a) such information was or becomes generally available to the public (other than as a result of a breach of this Section 5.1 by the Receiving Party, its Affiliates or their Representatives), (b) such information was available or becomes available to the Receiving Party on a non-confidential basis from a source (other than the Providing Party, its Affiliates or their Representatives) that, to the Receiving Party’s knowledge, is not and was not prohibited from disclosing such information to such Receiving Party by a contractual, legal or fiduciary obligation to the Providing Party, (c) the Receiving Party or its Representatives independently develop such information without reliance on the confidential information provided by the Providing Party or (d) the Receiving Party is required by applicable Law or any Governmental Order to disclose such information.

Section 5.2            Change of Board Composition of E-House Parent. Mr. Shen shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, immediately upon the Closing, to resign from the board of directors of E-House Parent.

ARTICLE VI

INDEMNIFICATION

Section 6.1            Indemnification. The Zhou Parties, on one hand, and the Shen Parties, on the other hand, (each an “Indemnifying Party”) shall each indemnify and hold the other Parties and their respective directors, officers and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party.  In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

Section 6.2            Third Party Claims.

(a)           If any third party shall notify the Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which the Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article VI, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing within thirty (30) days of receipt of notice of such claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim, if any, and the basis of the Indemnified Party’s request for indemnification under this Agreement.

(b)           Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

(c)           If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 6.2(b).

(d)           In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the 30 days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 6.3            Other Claims. In the event the Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

ARTICLE VII

MISCELLANEOUS

Section 7.1            Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing (a) by mutual consent of Mr. Zhou and Mr. Shen or (b) by either Mr. Zhou or Mr. Shen if the Closing shall not have occurred on or prior to June 30, 2018 (the “Long Stop Date”) or on a date mutually agreed by Mr. Zhou and Mr. Shen, provided that the right to terminate this Agreement pursuant to this Section 7.1 shall not be available to any Party who shall have breached its/his representations and warranties or obligations under this Agreement or failed to perform any of its/his covenants in any manner that shall have resulted in the failure of the Closing to occur on or before the Long Stop Date.  In the event of any termination pursuant to this Section 7.1, this Agreement shall become null and void and have no effect, with no liability on the part of any Party, or its directors, officers, general or limited partners, agents or stockholders, with respect to this Agreement, except for liability arising from any knowing and intentional breach by such Party of any provision of this Agreement.

Section 7.2            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given, made or received (i) on the date of delivery if delivered in person or by internationally recognized overnight courier service or (ii) on the date of confirmation of receipt of transmission by facsimile (provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party), to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.2):

(a)           If to the Zhou Parties, to:

Address: Room 1706, 17/F
Two Exchange Square
Central, Hong Kong
Fax No.: +852 21101404

(b)           If to the Shen Parties, to:

Address: Suite 3613, 36/F
Two Pacific Place, 88 Queensway
Hong Kong
Fax No.:  +852 25015240

Section 7.3            Public Disclosure. None of the Parties or their respective Affiliates shall issue or cause the publication of this Agreement or any press release or other public announcement or communication with respect to the transactions contemplated hereby or thereby except as prompted by Law or regulations or policies of any securities exchange or other similar regulatory body (in which case the disclosing Party shall give the other Parties notice as promptly as is reasonably practicable of any required disclosure to the extent permitted by applicable Law), shall limit such disclosure to the information required to comply with such Law or regulations.

Section 7.4            Adjustments for Share Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares, including, without limitation, the Leju Exchange Shares, the Jupai Exchange Shares, the Enterprise Exchange Shares and the Parent Exchange Shares, then, upon the occurrence of any subdivision, combination or share or extraordinary dividend of or on such shares with an effective or record date from the date hereof until the Closing, the specific number of such shares so referenced in this Agreement shall be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or dividend.

Section 7.5            Amendment. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is duly executed and delivered by Mr. Zhou and Mr. Shen.

Section 7.6            Waiver and Extension.

(a)           Mr. Zhou may (i) extend the time for the performance of any of the obligations or other acts of the Shen Parties, (ii) waive any inaccuracies in the representations and warranties of the Shen Parties contained herein or in any document delivered by the Shen Parties pursuant hereto or (iii) waive compliance with any of the agreements of the Shen Parties or conditions to Zhou Parties’ obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Mr. Zhou.

(b)           Mr. Shen may (i) extend the time for the performance of any of the obligations or other acts of the Zhou Parties, (ii) waive any inaccuracies in the representations and warranties of the Zhou Parties contained herein or in any document delivered by the Zhou Parties pursuant hereto or (iii) waive compliance with any of the agreements of Zhou Parties or conditions to Shen Parties’ obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Mr. Shen.

(c)           No waiver of any representation, warranty, agreement, condition or obligation granted pursuant to this Section 7.6 or otherwise in accordance with this Agreement shall be construed as a waiver of any prior or subsequent breach of such representation, warranty, agreement, condition or obligation or any other representation, warranty, agreement, condition or obligation and no waiver of any condition granted pursuant to this Section 7.6 or otherwise in accordance with this Agreement shall be construed as a waiver of any representation, warranty, agreement or covenant to which such condition relates. The failure of any of the Zhou Parties on the one hand, or any of the Shen Parties, on the other hand, to assert any of their respective rights hereunder shall not constitute a waiver of any of such rights.

Section 7.7            Fees and Expenses. Each Party shall pay all of its own fees and expenses (including attorneys’ fees) incurred, and bear and pay any tax of any nature that is required by applicable Laws to be paid by it, in connection with this Agreement and the transactions contemplated hereby.

Section 7.8            Assignment. This Agreement and the rights and obligations of the Parties hereunder may not be assigned by any Party without the other Parties’ written consent. Any assignment in violation of this Section 7.8 shall be null and void.

Section 7.9            No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 7.10          Governing Law; Arbitration.

(a)           This Agreement and any dispute, controversy or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the Laws of the State of New York.

(b)           Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) (each a “Dispute”) shall be finally settled by arbitration.

(i)            The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (the “HKIAC Rules”).

(ii)           The law of this arbitration clause as set forth in this Section 7.10(b) shall be Hong Kong law.

(iii)          The number of arbitrators shall be three (3). One arbitrator shall be appointed by Mr. Zhou and one arbitrator shall be appointed by Mr. Shen. The third arbitrator, who shall serve as chairperson of the arbitral tribunal, shall be selected by the mutual agreement of the first two Party-appointed arbitrators. Any such third arbitrator that is not so appointed shall instead be appointed in accordance with the HKIAC Rules.

(iv)          The language to be used in the arbitration proceedings shall be English.

(v)           Subject to the agreement of the arbitral tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s) shall be resolved by the arbitral tribunal already appointed to hear the existing Dispute(s).

(vi)          The award of the arbitral tribunal shall be final, conclusive and binding upon the Parties.

(vii)         Judgment upon any award may be entered and enforced in any court having jurisdiction over a Party or any of its assets. For the purpose of the enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement, including any defenses based on lack of personal jurisdiction or inconvenient forum.

Section 7.11          Entire Agreement. This Agreement and the Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and the Transaction Documents and supersede all prior agreements and understandings, both oral and written, between the Parties and/or their Affiliates with respect to the subject matter of this Agreement and the Transaction Documents.

Section 7.12          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate together in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 7.13          Counterparts. This Agreement may be executed in one or more counterparts, including counterparts transmitted by facsimile or e-mail, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of executed signature pages by facsimile or electronic transmission (via scanned PDF) by all Parties will constitute effective and binding execution and delivery of this Agreement.

Section 7.14          Specific Performance. The Parties acknowledge and agree that irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine if any of the provisions of this Agreement are not performed in accordance with their specific terms. Accordingly, in addition to any other right or remedy to which a Party may be entitled, at law or in equity, it shall be entitled to seek enforcement of any provision of this Agreement by a decree of specific performance and to seek temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other undertaking.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

XIN ZHOU

/s/ Xin Zhou

E-HOUSE (CHINA) HOLDINGS LIMITED

By:	/s/ Xin Zhou
	Name:	Xin Zhou
	Title:	Director

CHINA REAL ESTATE INFORMATION CORPORATION

By:	/s/ Xin Zhou
	Name:	Xin Zhou
	Title:	Director

SHEN NAN PENG

/s/ Nanpeng Shen

SMART MASTER INTERNATIONAL LIMITED

By:	/s/ Nanpeng Shen
	Name:	Nanpeng Shen
	Title:	Director

[Signature Page to Share Exchange Agreement]